        DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES
                               AND FIXTURE FILING

                                       by

                            CHECKS IN THE MAIL, INC.,

                                   as Grantor

                          in favor of PETER GRAF, ESQ.,

                                   as Trustee

                               for the benefit of

   CREDIT SUISSE, CAYMAN ISLANDS BRANCH as administrative agent and collateral agent, Beneficiary

                             DATED AS OF May 1, 2007

                       After recording, please return to:

                              Latham & Watkins LLP
                                 885 Third Ave.
                               New York, NY 10022

                               ATTN: Curtis Peele

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR
STRIKE ANY OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED
FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER'S
LICENSE NUMBER.

                                                                           TEXAS

            This DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND
LEASES AND FIXTURE FILING, dated as of May 1, 2007 (this "Deed of Trust"), is made by and from CHECKS IN THE MAIL, INC., a Delaware corporation ("Grantor"), whose address is c/o Clarke American Corp., 10931 Laureate Drive, San Antonio,
TX 78249, in favor of PETER GRAF, ESQ., with an address at 2626 Howell Street
10th Floor, Dallas, Texas 75204, as trustee (together with its successors and assigns, in such capacity, "Trustee"), for the benefit of CREDIT SUISSE, CAYMAN
ISLANDS BRANCH, as administrative agent and collateral agent (in such capacities and together with its successors, the "Agent") for the Lenders, referred to below ("Beneficiary"), whose address is Eleven Madison Avenue, New York, New
York 10010. References to this Deed of Trust shall mean this instrument and any and all renewals, modifications, amendments, supplements, extensions, consolidations, substitutions, spreaders and replacements of this instrument.

                                   Background

            A. Clarke American Corp., as borrower, and certain other affiliates of Grantor, as subsidiary co-borrowers, have entered into a Credit Agreement dated as of April 4, 2007, as modified by the pre-funding Joinder Agreement and the post-acquisition Joinder Agreement, each dated as of the date hereof (and as may be amended, supplemented or otherwise further modified from time to time, the "Credit Agreement"), with several banks and other financial institutions from time to time parties thereto (the "Lenders") and Beneficiary. The terms of the Credit Agreement are incorporated by reference in this Deed of Trust as if the terms thereof were fully set forth herein.

            Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement. In the event of a conflict between this Deed of Trust and the Credit Agreement, the terms and provisions of the Credit Agreement shall control. References in this Deed of Trust to the
"Interest Rates" shall mean the interest rates provided for in Sections 2.11 and
2.12 of the Credit Agreement.

            B. Grantor is the owner of the parcel(s) of real property described on Schedule A attached hereto and made a part hereof (such real property, together with all of the buildings, improvements, structures and fixtures
(including, without limitation, to the extent owned by Grantor all gas and electric fixtures, radiators, heaters, docks, engines and machinery, boilers, ranges, elevators and motors, plumbing, heating and air conditioning fixtures, carpeting and other floor coverings, water heaters, cleaning apparatus and other items which are or are to be attached to such real property) now or subsequently located thereon (the "Improvements"), being collectively referred to as the
"Real Estate").

            C. Subject to the terms and conditions of the Credit Agreement, (i)
each Tranche B Term Lender has agreed, severally and not jointly, to make a
Tranche B Term Loan to Grantor, as evidenced by the Credit Agreement and if requested by any Lender, a promissory note (a "Note"); (ii) the Swingline Lender has agreed to make Swingline Loans to Grantor; (iii) each Revolving Credit
Lender has agreed, severally and not jointly, to make Revolving Loans to
Grantor; and (iv) the Issuing Banks have agreed to issue letters of credit on behalf of Grantor

(the "Letters of Credit") and (v) certain lenders may make additional extensions of credit under incremental loan facilities. The obligations to reimburse L/C
Disbursements (the "Reimbursement Obligations") with respect to drawings under the Letters of Credit are evidenced by the Credit Agreement.

            D. The obligations of the Lenders to make the Loans and to issue
Letters of Credit are conditioned upon, among other things, the execution and delivery by Grantor of this Deed of Trust.

                                Granting Clauses

            For ten dollars ($10) and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Grantor agrees that to secure:

            (a)   repayment of the principal in the amount of $2,150,000,000 or so much thereof as may be outstanding from time to time of and payment of interest (including, without limitation, interest accruing after the maturity of the Loans made by each Lender and interest accruing after the filing of any petition in
                  bankruptcy, or the commencement of any insolvency,
                  reorganization or like proceeding, relating to Grantor,
                  whether or not a claim for post-filing or post-petition
                  interest is allowed in such proceeding) on the Loans made by each Lender to, and the Notes, if any, held by each Lender of,
                  Grantor;

            (b)   payment of all Reimbursement Obligations with respect to
                  drawings under the Letters of Credit;

            (c)   payment of all Secured Obligations;

            (d)   payment of all other obligations and liabilities of Grantor to
                  Beneficiary and the Lenders, whether direct or indirect,
                  absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, any Note, the Letters of Credit, the Guarantee and Collateral Agreement (including
                  Borrower Obligations as defined therein), this Deed of Trust, the other Collateral Documents and other Loan Documents or any agreement providing for Secured Obligations or any other
                  document made, delivered or given in connection herewith or therewith, in each case whether on account of principal,
                  interest, Reimbursement Obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all
                  reasonable fees and disbursements of counsel to Beneficiary or to the Lenders that are required to be paid by Grantor
                  pursuant to the terms of the Credit Agreement, this Deed of
                  Trust or any other Loan Documents) (the items set forth in clauses (a) through (d) being referred to herein collectively as the "Indebtedness"); and

            (e)   the performance and observance of each obligation, term,
                  covenant and condition to be performed or observed by Grantor
                  (the "Obligations")

                                                                               2

                  under, in connection with or pursuant to the provisions of the
                  Credit Agreement, any Note, the Letters of Credit, the
                  Guarantee and Collateral Agreement, this Deed of Trust and any of the other Collateral Documents or any of the other Loan
                  Documents or any agreement providing for Secured Obligations;

GRANTOR HEREBY GRANTS TO BENEFICIARY A LIEN UPON AND A SECURITY INTEREST IN, AND
HEREBY MORTGAGES, GRANTS, ASSIGNS, TRANSFERS, HYPOTHECATES, PLEDGES, CONVEYS AND
SETS OVER TO TRUSTEE AND TRUSTEE'S SUCCESSORS AND ASSIGNS, IN TRUST, FOR THE
BENEFIT AND SECURITY OF THE BENEFICIARY, WITH DEED OF TRUST COVENANTS:

            (A) the Real Estate;

            (B) all the estate, right, title, interest, claim or demand whatsoever of Grantor, in possession or expectancy, in and to the Real
      Estate or any part thereof;

            (C) all right, title, estate and interest of Grantor in, to and under all easements, rights of way, strips and gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water and riparian rights, development rights, air rights, mineral rights and all estates, rights, titles, interests, privileges, licenses, tenements, hereditaments and appurtenances belonging, relating or appertaining to the
      Real Estate, and any reversions, remainders, rents, issues, profits and revenue thereof and all land lying in the bed of any street, road or avenue, in front of or adjoining the Real Estate to the center line thereof;

            (D) all right, title, estate and interest of Grantor in and to all of the fixtures, "equipment" (as defined in the Uniform Commercial Code)
      chattels, business machines, machinery, apparatus, equipment, furnishings, fittings and articles of personal property of every kind and nature whatsoever, and all appurtenances and additions thereto and substitutions or replacements thereof (together with, in each case, attachments, components, parts and accessories) currently owned or subsequently acquired by Grantor and now or subsequently attached to, or contained in or used or usable in any way in connection with any operation or letting of the Real Estate, including but without limiting the generality of the foregoing, all screens, awnings, shades, blinds, curtains, draperies, artwork, carpets, rugs, storm doors and windows, furniture and furnishings, heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilating, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, loading and unloading equipment and systems, stoves, ranges, laundry equipment, cleaning systems (including window cleaning apparatus), telephones, communication systems (including satellite dishes and antennae), televisions, computers, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of every kind and description (all of the foregoing in this paragraph (D) being referred to as the "Equipment");

                                                                               3

            (E) all right, title, estate and interest of Grantor in and to all substitutes and replacements of, and all additions, improvements and concessions to, the Real Estate and the Equipment, subsequently acquired by or released to Grantor or constructed, assembled or placed by Grantor on the Real Estate, immediately upon such acquisition, release, construction, assembling or placement, including, without limitation, any and all building materials whether stored at the Real Estate or offsite, and, in each such case, without any further mortgage, conveyance, assignment or other act by Grantor;

            (F) all right, title, estate and interest of Grantor in, to and under all leases, subleases, underlettings, occupancy agreements, concession agreements, management agreements, licenses and other agreements relating to the use or occupancy of the Real Estate or the
      Equipment or any part thereof, now existing or subsequently entered into by Grantor and whether written or oral and all guarantees of any of the foregoing (collectively, as any of the foregoing may be amended, restated, extended, renewed or modified from time to time, the "Leases"), and all rights of Grantor in respect of cash and securities deposited thereunder and the right to receive and collect the revenues, income, rents, issues and profits thereof, together with all other rents, royalties, issues, profits, revenue, income and other benefits arising from the use and enjoyment of the Mortgaged Property (as defined below) (collectively, the
      "Rents");

            (G) all right, title, estate and interest of Grantor in and to all trade names, trade marks, logos, copyrights, licenses, good will and books and records resident in any form or on any media relating to or used in connection with the operation of the Real Estate or the Equipment or any part thereof; all general intangibles (as defined in the Uniform
      Commercial Code) related to the operation of the Real Estate, Equipment or
      Improvements now existing or hereafter arising and the license to use intellectual property such as computer software owned or licensed by
      Grantor or other proprietary business information relating to Grantor's policies, procedures, manuals and trade secrets and related to the operation of the Real Estate or Equipment;

            (H) all right, title, estate and interest of Grantor in and to all unearned premiums under insurance policies now or subsequently obtained by
      Grantor relating to the Real Estate or Equipment and Grantor's interest in and to all proceeds of any such insurance policies (including title insurance policies) including the right to collect and receive such proceeds, subject to the provisions relating to insurance generally set forth below; and all awards and other compensation, including the interest payable thereon and the right to collect and receive the same, made to the present or any subsequent owner of the Real Estate or Equipment for the taking by eminent domain, condemnation or otherwise, of all or any part of the Real Estate or any easement or other right therein;

            (I) all right, title, estate and interest of Grantor in and to (i)
      all contracts from time to time executed by Grantor or any manager or agent on its behalf relating to the ownership, construction, maintenance, repair, operation, occupancy, sale, leasing or financing of the Real
      Estate or Equipment or any part thereof and all agreements relating to the purchase or lease of any portion of the Real Estate or any property which is adjacent to the Real Estate, together with the right to exercise such options and all leases of Equipment (collectively, the "Contracts"), (ii)
      all consents, licenses, permits variances,

                                                                               4

      building permits, certificates of occupancy and other governmental approvals relating to construction, completion, occupancy, use or operation of the Real Estate or any part thereof (collectively, the
      "Permits") and (iii) all drawings, plans, specifications and similar or related items relating to the Real Estate (collectively, the "Plans");

            (J) all right, title, estate and interest of Grantor in and to any and all monies now or subsequently on deposit for the payment of real estate taxes or special assessments against the Real Estate or for the payment of premiums on insurance policies covering the foregoing property or otherwise on deposit with or held by Beneficiary as provided in this
      Deed of Trust; and all "documents" as defined in the Uniform Commercial
      Code or other receipts covering, evidencing or representing goods now owned or hereafter acquired by Grantor (collectively, "Documents"); all
      (i) "instruments" as defined in the Uniform Commercial Code, "chattel paper" as defined in the Uniform Commercial Code, or letters of credit, evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Mortgaged
      Property (including, without limitation, promissory notes, drafts, bills of exchange and trade acceptances) and chattel paper obtained by Grantor in connection with the Mortgaged Property (including, without limitation, all ledger sheets, computer records and printouts, databases, programs, books of account and files of Grantor relating thereto) and (ii) notes or other obligations of indebtedness relating to the Mortgaged Property and owing to Grantor from whatever source arising, in each case now owned or hereafter acquired by Grantor; all "inventory" as defined in the Uniform
      Commercial Code, whether now or hereafter existing or acquired, and which arises out of or is used in connection with, directly or indirectly, the ownership and operation of the Mortgaged Property, all Documents representing the same and all proceeds and products of the same
      (including, without limitation, all goods, merchandise, raw materials, work in process and other personal property, wherever located, now or hereafter owned or held by Grantor for manufacture, processing, the providing of services or sale, use or consumption in the operation of the
      Mortgaged Property (including, without limitation, fuel, supplies and similar items and all substances commingled therewith or added thereto)
      and rights and claims of Grantor against anyone who may store or acquire the same for the account of Grantor, or from whom Grantor may purchase the same); and

            (K) all proceeds (as defined in the Uniform Commercial Code) which, in any event, shall include, without limitation, all proceeds, products, offspring, rents, profits or receipts, in whatever form, arising from the
      Mortgaged Property (including, without limitation, (i) cash, instruments and other property received, receivable or otherwise distributed in respect of or in exchange for any or all of the Mortgaged Property, (ii)
      the collection, sale, lease, sublease, concession, exchange, assignment, licensing or other disposition of, or realization upon, any item or portion of the Mortgaged Property (including, without limitation, all claims of Grantor against third parties for loss of, damage to, destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any the Mortgaged
      Property now existing or hereafter arising), (iii) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Grantor from time to time with respect to any of the Mortgaged Property, (iv) any and all payments (in any form whatsoever) made or due and payable to Grantor from time to time in connection with the requisition, confiscation, condemnation,

                                                                               5

      seizure or forfeiture of all or any part of the Mortgaged Property by any governmental authority (or any person acting under color of Governmental
      Authority) and (v) any and all other amounts from time to time paid or payable under or in connection with any of the Mortgaged Property), both cash and noncash, of the foregoing;

            (All of the foregoing property and rights and interests now owned or held or subsequently acquired by Grantor and described in the foregoing clauses (A) through (E) are collectively referred to as the "Premises", and those described in the foregoing clauses (A) through (K) are collectively referred to as the "Mortgaged Property").

            TO HAVE AND TO HOLD the Mortgaged Property and the rights and privileges hereby mortgaged unto Trustee for the benefit and security of
Beneficiary and its successors and assigns for the uses and purposes set forth herein, until the Indebtedness is fully paid and the Obligations fully performed.

                              Terms and Conditions

            Grantor further represents, warrants, covenants and agrees with
Beneficiary as follows:

            1. Warranty of Title. Grantor warrants the good title to the
Premises, subject only to the matters that are set forth in Schedule B of any title insurance policy or policies being issued to Beneficiary to insure the lien of this Deed of Trust and Permitted Liens and any other matter that does not materially interfere with use of the Real Estate as currently used (the
"Permitted Exceptions") and that Grantor has the full power, authority and right to execute, deliver and perform its obligations under this Deed of Trust and to encumber, mortgage, transfer, give, grant, bargain, sell, alienate, enfeoff, convey, confirm, warrant, pledge, assign and hypothecate the same and that this
Deed of Trust is and will remain a valid and enforceable first lien on and security interest in the Mortgaged Property, subject only to the Permitted
Exceptions. Grantor shall, until the satisfaction or release of this Deed of
Trust, warrant, defend and preserve such title and the validity and priority of the lien of this Deed of Trust and shall, until the satisfaction or release of this Deed of Trust, warrant and defend the same to Beneficiary against the claims of all persons whomsoever.

            2. Payment of Indebtedness. Grantor shall pay or cause to be paid the Indebtedness at the times and places and in the manner specified in any
Note, the Credit Agreement, Guarantee and Collateral Agreement and any other agreement providing for Secured Obligations and shall perform all the
Obligations in a timely manner.

            3. Requirements. (a) Grantor shall promptly comply with, or cause to be complied with, and conform to (i) all present and future laws, statutes, codes, ordinances, orders, judgments, decrees, rules, regulations and requirements, and irrespective of the nature of the work to be done, with respect to the Mortgaged Property of each Governmental Authority which has jurisdiction over the Mortgaged Property and (ii) all covenants, restrictions and conditions now or later of record which may be applicable to any of the
Mortgaged Property, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of any of the
Mortgaged Property, except (in each such case) to the extent that

                                                                               6

failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. All present and future laws, statutes, codes, ordinances, orders, judgments, decrees, rules, regulations and requirements of every Governmental Authority applicable to Grantor in connection with the
Mortgaged Property or to any of the Mortgaged Property and all covenants, restrictions, and conditions which now or later may be applicable to any of the
Premises are collectively referred to as the "Legal Requirements".

            (b) Notwithstanding the provisions of paragraph (a) of this Section,
Grantor shall have the right to contest or object in good faith to the validity or application of any Legal Requirement by appropriate legal proceedings diligently conducted in good faith, but such right shall not be deemed or construed in any way as relieving, modifying, or extending Grantor's covenant to comply with any such Legal Requirement unless (i) Grantor has given prior written notice to Beneficiary of Grantor's intent so to contest or object to such Legal Requirement, (ii) Grantor shall demonstrate to Beneficiary's reasonable satisfaction that any delay in compliance with such Legal Requirement shall not entail a risk of forfeiture of any of the Mortgaged Property or subject Grantor or Beneficiary to any criminal liability, (iii) by the terms of such Legal Requirement, compliance therewith pending prosecution of any such legal proceeding may legally be delayed without incurring any lien, charge or liability of any kind against the Mortgaged property (other than for Permitted
Exceptions), or any part thereof, unless Grantor shall furnish a good and sufficient bond or surety as required by and reasonably satisfactory to
Beneficiary and (iv) all Permits remain in effect.

            4. Payment of Taxes and Other Impositions. Promptly when due,
Grantor shall pay and discharge (or cause to be paid and discharged) all material tax liabilities (the "Impositions"), before the same shall become delinquent or in default in accordance with Section 5.04 of the Credit
Agreement.

            5. Insurance. (a) Grantor shall maintain or cause to be maintained on all of the Premises proper insurance in accordance with Section 5.10 of the
Credit Agreement.

            (b) Each insurance policy (other than flood insurance) shall (x)
provide that the insurer affording such coverage shall mail 30 days' written notice to the Agent in the event of cancellation of such coverage, and (y) with respect to all property insurance, provide for deductibles in an amount reasonably satisfactory to Beneficiary and contain a "Replacement Cost
Endorsement" without any deduction made for depreciation and with no co-insurance penalty (or attaching an agreed amount endorsement satisfactory to
Beneficiary), with loss payable solely to Beneficiary (modified, if necessary, to provide that proceeds in the amount of replacement cost may be retained by
Beneficiary without the obligation to rebuild) as its interest may appear, without contribution, under a "standard" or "New York" Beneficiary clause acceptable to Beneficiary. Liability insurance policies shall name Beneficiary as an additional insured and contain a waiver of subrogation against
Beneficiary. Each policy shall expressly provide that any proceeds which are payable to Beneficiary shall be paid by check payable to the order of
Beneficiary and Grantor and requiring the endorsement of Beneficiary and
Grantor.

            (c) Grantor shall deliver to Beneficiary a certificate of such insurance on the appropriate Acord Form(s) reasonably acceptable to Beneficiary.
Grantor shall (i) pay as they become due all premiums for such insurance and
(ii) concurrently with the expiration of each

                                                                               7

policy to be furnished pursuant to the provisions of this Section 5, deliver a certificate of insurance in substantially the same form as described in the first sentence of this Section 5(c).

            (d) Grantor promptly shall comply with and conform to (i) all provisions of each such insurance policy, and (ii) all requirements of the insurers applicable to Grantor or to any of the Mortgaged Property or to the
use, manner of use, occupancy, possession, operation, maintenance, alteration or repair of any of the Mortgaged Property. Grantor shall not use or permit the use of the Mortgaged Property in any manner which would permit any insurer to cancel any insurance policy or void coverage required to be maintained by this Deed of
Trust.

            (e) If the Mortgaged Property, or any material part thereof, shall be destroyed or damaged, Grantor shall give prompt notice thereof to
Beneficiary. If an Event of Default shall have occurred and be continuing, and the Beneficiary delivers notice to the Grantor that it is exercising its rights under this Section 5(e), then all insurance proceeds shall be paid to
Beneficiary to be held by Beneficiary as collateral to secure the payment and performance of the Indebtedness and the Obligations. At all other times, Grantor shall have the right to adjust such loss, and the insurance proceeds relating to such loss shall be paid over to Grantor and Grantor shall, promptly after any such damage, repair such damage to the extent required under the Credit
Agreement, regardless of whether any insurance proceeds have been received or whether such proceeds, if received, are sufficient to pay for the costs of repair; provided that, any such insurance proceeds (net of fees and expenses incurred in connection with the applicable casualty event or the recovery of such insurance proceeds, taxes paid or estimated in good faith to be payable as a result thereof and amounts required to be applied to the repayment of principal, premium, prepayment fees, penalties, if any and interest on
Indebtedness required to be paid as a result thereof) that are not so applied shall be deemed to be, and shall be treated as, Net Proceeds from an Asset Sale pursuant to and in accordance with the terms of Sections 2.20(a), (b) and (c) of the Credit Agreement (and shall be subject to such provisions (I) whether or not such net insurance proceeds derive from property or assets used in or related to businesses contemplated to be excluded from such application in accordance with the definition of "Designated Asset Sale" contained in the Credit Agreement and
(II) without regard to whether any of the enumerated exclusions contained in the definition of "Asset Sale" contained in the Credit Agreement may be applicable).
If an Event of Default shall have occurred and be continuing, Beneficiary shall have the right to adjust such loss and use the insurance proceeds to pay the Indebtedness or repair the Mortgaged Property in its sole and absolute discretion.

            (f) In the event of foreclosure of this Deed of Trust or other transfer of title to the Mortgaged Property, all right, title and interest of
Grantor to the benefit of insurance under any insurance policies then in force, which are applicable to loss involving the Mortgaged Property, shall pass to the purchaser or Beneficiary.

            (g) Grantor may maintain insurance required under this Deed of Trust by means of one or more blanket insurance policies maintained by Grantor;
provided, however, that (A) any such policy shall specify, or Grantor shall furnish to Beneficiary a written statement from the insurer so specifying, the maximum amount of the total insurance afforded by such blanket policy that is applicable to the Premises and the other Mortgaged Property and any sublimits in such blanket policy applicable to the Premises and the other Mortgaged Property
and

                                                                               8

(B) the protection afforded under any such blanket policy shall be no less than that which would have been afforded under a separate policy or policies relating only to the Mortgaged Property.

            6. Restrictions on Liens and Encumbrances. Except for the lien of this Deed of Trust and the Permitted Exceptions, and except as permitted under the Credit Agreement, Grantor shall not further mortgage, nor otherwise encumber the Mortgaged Property nor create or suffer to exist any lien, charge or encumbrance on the Mortgaged Property, or any part thereof, whether superior or subordinate to the lien of this Deed of Trust and whether recourse or non-recourse.

            7. Due on Sale and Other Transfer Restrictions. Except as permitted under the Credit Agreement or Section 10 hereof, Grantor shall not sell, transfer, convey or assign all or any portion of, or any interest in, the
Mortgaged Property.

            8. Maintenance. Grantor shall maintain or cause to be maintained all the Improvements in accordance with the provisions of Section 5.05 of the Credit
Agreement.

            9. Condemnation/Eminent Domain. Promptly upon obtaining actual knowledge of the institution of any proceedings for the condemnation of the
Mortgaged Property, or any portion thereof, Grantor shall notify Beneficiary of the pendency of such proceedings. If an Event of Default occurs and is continuing, Beneficiary is hereby authorized and empowered by Grantor to settle or compromise any claim in connection with such condemnation and to receive all awards and proceeds thereof to be held by Beneficiary as collateral to secure the payment and performance of the Indebtedness and the Obligations.
Notwithstanding the preceding sentence, provided no Event of Default shall have occurred and be continuing, but subject to the terms and provisions of the
Credit Agreement, Grantor shall, at its expense, diligently prosecute any proceeding relating to such condemnation, settle or compromise any claims in connection therewith in a manner consistent with its reasonable business judgment and receive any awards or proceeds thereof.

            10. Leases. Except as permitted under the Credit Agreement, Grantor shall not (i) execute an assignment or pledge of any Lease relating to all or any portion of the Mortgaged Property other than in favor of Beneficiary, or
(ii) execute or permit to exist any Lease of any of the Mortgaged Property.

            11. Further Assurances. To further assure Beneficiary's rights under this Deed of Trust, Grantor agrees upon demand of Beneficiary to do any act or execute any additional documents (including, but not limited to, security agreements on any personalty included or to be included in the Mortgaged
Property, a separate assignment of each Lease in recordable form and any Uniform
Commercial Code financing statements) as may be reasonably required by
Beneficiary to confirm the lien of this Deed of Trust and all other rights or benefits conferred on Beneficiary.

            12. Beneficiary's Right to Perform. If Grantor fails to perform any of the covenants or agreements of Grantor(other than with respect to the failure to maintain insurance as required hereunder, in which case Beneficiary can immediately perform), and such failure constitutes an Event of Default, without waiving or releasing Grantor from any obligation or

                                                                               9

default under this Deed of Trust, Beneficiary may, at any time (but shall be under no obligation to) pay or perform the same, and the amount or cost thereof, with interest at the rate provided for in the Credit Agreement, shall immediately, upon notice to Grantor, be due from Grantor to Beneficiary and the same shall be secured by this Deed of Trust and shall be a lien on the Mortgaged
Property prior to any right, title to, interest in or claim upon the Mortgaged
Property attaching subsequent to the lien of this Deed of Trust. No payment or advance of money by Beneficiary under this Section 12 shall be deemed or construed to cure Grantor's default or waive any right or remedy of Beneficiary.

            13. Hazardous Material. Beneficiary shall have the right at any time to conduct an environmental audit of the Premises, if it reasonably believes there has been a violation of applicable Environmental Laws in connection with such Premises, and Grantor shall cooperate in the conduct of such environmental audit. Grantor shall comply with all provisions of the Credit Agreement regarding Hazardous Materials and Environmental Laws.

            14. Events of Default. The occurrence of an Event of Default under the Credit Agreement shall constitute an Event of Default hereunder.

            15. Remedies.

            (a) Upon the occurrence and during the continuation of any Event of
Default, in addition to any other rights and remedies Beneficiary may have pursuant to the Loan Documents, or as provided by law, and without limitation,
Beneficiary may immediately take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Grantor and in and to the Mortgaged Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such manner as Beneficiary may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Beneficiary:

            (i) Beneficiary may, to the extent permitted by applicable law, (A)
      take immediate possession of all of the Mortgaged Property and take such action as Beneficiary, in its sole judgment, deems necessary to protect and preserve the Mortgaged Property, (B) institute, maintain and complete an action of mortgage foreclosure against all or any part of the Mortgaged
      Property and cause the Mortgaged Property to be sold in total or in parts,
      (C) purchase the Mortgaged Property at foreclosure sale, (D) institute and maintain an action on the Indebtedness, (E) sell all or part of the
      Mortgaged Property (Grantor expressly granting to Beneficiary the power of sale), or (F) take such other action at law or in equity for the enforcement of this Deed of Trust or any of the Loan Documents as the law may allow. Beneficiary may proceed in any such action to final judgment and execution thereon for all sums due hereunder, together with interest thereon at the rate provided for in the Credit Agreement and all costs of suit, including, without limitation, reasonable attorneys' fees and disbursements. Interest at the rate provided for in the Credit Agreement shall be due on any judgment obtained by Beneficiary from the date of judgment until actual payment is made of the full amount of the judgment.

                                                                              10

            (ii) Beneficiary may personally, or by its agents, attorneys and employees and without regard to the adequacy or inadequacy of the
      Mortgaged Property or any other collateral as security for the
      Indebtedness and Obligations enter into and upon the Mortgaged Property and each and every part thereof and exclude Grantor and its agents and employees therefrom without liability for trespass, damage or otherwise
      (Grantor hereby agreeing to surrender possession of the Mortgaged Property to Beneficiary upon demand at any such time) and use, operate, manage, maintain and control the Mortgaged Property and every part thereof.
      Following such entry and taking of possession, Beneficiary shall be entitled, without limitation, (x) to lease all or any part or parts of the
      Mortgaged Property for such periods of time and upon such conditions as
      Beneficiary may, in its discretion, deem proper, (y) to enforce, cancel or modify any Lease and (z) generally to execute, do and perform any other act, deed, matter or thing concerning the Mortgaged Property as
      Beneficiary shall deem appropriate as fully as Grantor might do.

            (b) In case of a foreclosure sale, the Real Estate may be sold, at
Beneficiary's election, in one parcel or in more than one parcel and Beneficiary is specifically empowered, (without being required to do so, and in its sole and absolute discretion) to cause successive sales of portions of the Mortgaged
Property to be held. Any such sale (including notice thereof) shall comply with the applicable requirements, at the time of the sale, of Section 51.002 of the
Property Code or, if and to the extent such statute is not then in force, with the applicable requirements, at the time of the sale, of the successor statute or statutes, if any, governing sales of Texas real property under powers of sale conferred by deeds of trust.

            16. Sale of the Properties; Application of Proceeds. Subject to the
requirements of applicable law and the Credit Agreement, the proceeds or avails of a foreclosure sale and all moneys received by Beneficiary pursuant to any right given or action taken under the provisions of this Deed of Trust, shall be applied as follows:

            First: To the payment of the costs and expenses of any such sale or other enforcement proceedings in accordance with the terms hereof and of any judicial proceeding wherein the same may be made, and in addition thereto, reasonable compensation to Beneficiary, its agents and counsel, and of all sums due to Beneficiary under the Loan Documents and all actual out-of-pocket expenses, advances, liabilities and sums made or furnished or incurred by
Beneficiary or the holders under this Deed of Trust and the Loan Documents, together with interest at the rate provided for in the Credit Agreement (or such lesser amount as may be the maximum amount permitted by law), and all taxes, assessments or other charges, except any taxes, assessments or other charges subject to which the Mortgaged Property shall have been sold;

            Second: To the payment of the Indebtedness and Obligations in accordance with Section 2.16(b) of the Credit Agreement; and

            Third: To the payment of the surplus, if any, to whomsoever may be lawfully entitled to receive the same.

            17. Right of Beneficiary to Credit Sale. Upon the occurrence of any sale made under this Deed of Trust, whether made under the power of sale or by virtue of judicial

                                                                              11

proceedings or of a judgment or decree of foreclosure and sale, Beneficiary may bid for and acquire the Mortgaged Property or any part thereof. In lieu of paying cash therefor, Beneficiary may make settlement for the purchase price by crediting upon the Indebtedness or other sums secured by this Deed of Trust the net sales price after deducting therefrom the expenses of sale and the cost of the action and any other sums which Beneficiary is authorized to deduct under this Deed of Trust. In such event, this Deed of Trust, the Credit Agreement, any
Note, the Guarantee and Collateral Agreement and documents evidencing expenditures secured hereby may be presented to the Person conducting the sale in order that the amount so used or applied may be credited upon the
Indebtedness as having been paid.

            18. Appointment of Receiver. If an Event of Default shall have occurred and be continuing, Beneficiary as a matter of right and without notice to Grantor, unless otherwise required by applicable law, and without regard to the adequacy or inadequacy of the Mortgaged Property or any other collateral as security for the Indebtedness and Obligations or the interest of Grantor therein, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers or other manager of the Mortgaged Property, and
Grantor hereby irrevocably consents to such appointment and waives notice of any application therefor (except as may be required by law). Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Beneficiary in case of entry as provided in this Deed of Trust, including, without limitation and to the extent permitted by law, the right to enter into leases of all or any part of the
Mortgaged Property, and shall continue as such and exercise all such powers until the date of confirmation of sale of the Mortgaged Property unless such receivership is sooner terminated.

            19. Extension, Release, etc. (a) Without affecting the lien or charge of this Deed of Trust upon any portion of the Mortgaged Property not then or theretofore released as security for the full amount of the Indebtedness,
Beneficiary may, from time to time and without notice, agree to (i) release any person liable for the Indebtedness, (ii) extend the maturity or alter any of the terms of the Indebtedness or any guaranty thereof, (iii) grant other indulgences, (iv) release or reconvey, or cause to be released or reconveyed at any time at Beneficiary's option any parcel, portion or all of the Mortgaged
Property, (v) take or release any other or additional security for any obligation herein mentioned, or (vi) make compositions or other arrangements with debtors in relation thereto. If at any time this Deed of Trust shall secure less than all of the principal amount of the Indebtedness, it is expressly agreed that any repayments of the principal amount of the Indebtedness shall not reduce the amount of the lien of this Deed of Trust until the lien amount shall equal the principal amount of the Indebtedness outstanding.

            (b) No recovery of any judgment by Beneficiary and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Grantor shall affect the lien of this Deed of Trust or any liens, rights, powers or remedies of Beneficiary hereunder, and such liens, rights, powers and remedies shall continue unimpaired.

            (c) If Beneficiary shall have the right to foreclose this Deed of
Trust, Grantor authorizes Beneficiary at its option to foreclose the lien of this Deed of Trust subject to the rights of any tenants of the Mortgaged
Property. The failure to make any such tenants parties defendant to any such foreclosure proceeding and to foreclose their rights will not be asserted by

                                                                              12

Grantor as a defense to any proceeding instituted by Beneficiary to collect the
Indebtedness or to foreclose the lien of this Deed of Trust.

            (d) Unless expressly provided otherwise, in the event that ownership of this Deed of Trust and title to the Mortgaged Property or any estate therein shall become vested in the same Person, this Deed of Trust shall not merge in such title but shall continue as a valid lien on the Mortgaged Property for the amount secured hereby.

            20. Security Agreement under Uniform Commercial Code. (a) It is the intention of the parties hereto that this Deed of Trust shall constitute a
Security Agreement within the meaning of the Uniform Commercial Code (the
"Code") of the State of Texas. Unless as otherwise provided for in the Credit
Agreement, if an Event of Default shall occur and be continuing, then in addition to having any other right or remedy available at law or in equity,
Beneficiary shall have the option of either (i) proceeding under the Code and exercising such rights and remedies as may be provided to a secured party by the
Code with respect to all or any portion of the Mortgaged Property which is personal property (including, without limitation, taking possession of and selling such property) or (ii) treating such property as real property and proceeding with respect to both the real and personal property constituting the
Mortgaged Property in accordance with Beneficiary's rights, powers and remedies with respect to the real property (in which event the default provisions of the
Code shall not apply). If Beneficiary shall elect to proceed under the Code, then ten days' notice of sale of the personal property shall be deemed reasonable notice and the reasonable expenses of retaking, holding, preparing for sale, selling and the like incurred by Beneficiary shall include, but not be limited to, attorneys' fees and legal expenses. At Beneficiary's request,
Grantor shall assemble the personal property and make it available to
Beneficiary at a place designated by Beneficiary which is reasonably convenient to both parties.

            (b) Grantor and Beneficiary agree, to the extent permitted by law, that: (i) this Deed of Trust upon recording or registration in the real estate records of the proper office shall constitute a financing statement filed as a
"fixture filing" within the meaning of the Code; (ii) Grantor is the record owner of the Real Estate; and (iii) the addresses of Grantor and Beneficiary are as set forth on the first page of this Deed of Trust.

            (c) Grantor, upon request by Beneficiary from time to time, shall execute, acknowledge and deliver to Beneficiary one or more separate security agreements, in form reasonably satisfactory to Beneficiary, covering all or any part of the Mortgaged Property and will further execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any financing statement, affidavit, continuation statement or certificate or other document as
Beneficiary may reasonably request in order to perfect, preserve, maintain, continue or extend the security interest under and the priority of this Deed of
Trust and such security instrument. Grantor further agrees to pay to Beneficiary on demand all costs and expenses incurred by Beneficiary in connection with the preparation, execution, recording, filing and re-filing of any such document and all reasonable costs and expenses of any record searches for financing statements Beneficiary shall reasonably require. If Grantor shall fail to furnish any financing or continuation statement within 10 days after request by
Beneficiary, then pursuant to the provisions of the Code, Grantor hereby authorizes Beneficiary, without the signature of Grantor, to execute and file any such financing and continuation statements. The filing of any

                                                                              13

financing or continuation statements in the records relating to personal property or chattels shall not be construed as in any way impairing the right of
Beneficiary to proceed against any personal property encumbered by this Deed of
Trust as real property, as set forth above.

            21. Assignment of Rents and Leases. (a) In furtherance of and in addition to the assignment made by Grantor herein, Grantor hereby absolutely and unconditionally assigns, sells, transfers and conveys to Beneficiary all of its right, title and interest in and to all Leases, whether now existing or hereafter entered into, and all of its right, title and interest in and to all
Rents. This assignment is an absolute assignment and not an assignment for additional security only. So long as no Event of Default shall have occurred and be continuing, Grantor shall have a revocable license from Beneficiary to exercise all rights extended to the landlord under the Leases, including the right to receive and collect all Rents and to hold the Rents in trust for use in the payment and performance of the Obligations and to otherwise use the same.
The foregoing license is granted subject to the conditional limitation that no
Event of Default shall have occurred and be continuing. Upon the occurrence and during the continuance of an Event of Default, whether or not legal proceedings have commenced, and without regard to waste, adequacy of security for the
Obligations or solvency of Grantor, the license herein granted shall automatically expire and terminate, without notice by Beneficiary (any such notice being hereby expressly waived by Grantor).

            (b) Grantor acknowledges that Beneficiary has taken all reasonable actions necessary to obtain, and that upon recordation of this Deed of Trust,
Beneficiary shall have, to the extent permitted under applicable law, a valid and fully perfected, first priority, present assignment of the Rents arising out of the Leases and all security for such Leases subject to the Permitted Liens and in the case of security deposits, rights of depositors and requirements of law. Grantor acknowledges and agrees that upon recordation of this Deed of
Trust, Beneficiary's interest in the Rents shall be deemed to be fully perfected, "choate" and enforced as to Grantor and all third parties, including, without limitation, any subsequently appointed trustee in any case under Title
11 of the United States Code (the "Bankruptcy Code"), without the necessity of commencing a foreclosure action with respect to this Deed of Trust, making formal demand for the Rents, obtaining the appointment of a receiver or taking any other affirmative action.

            (c) Without limitation of the absolute nature of the assignment of the Rents hereunder, Grantor and Beneficiary agree that (a) this Deed of Trust shall constitute a "security agreement" for purposes of Section 552(b) of the
Bankruptcy Code, (b) the security interest created by this Deed of Trust extends to property of Grantor acquired before the commencement of a case in bankruptcy and to all amounts paid as Rents, and (c) such security interest shall extend to all Rents acquired by the estate after the commencement of any case in bankruptcy.

            22. Trust Funds. All lease security deposits of the Real Estate shall be treated as trust funds not to be commingled with any other funds of
Grantor. Within 10 days after request by Beneficiary, Grantor shall furnish
Beneficiary satisfactory evidence of compliance with this Section 22, together with a statement of all lease security deposits by lessees and copies of all
Leases not previously delivered to Beneficiary, which statement shall be certified by Grantor.

            23. Additional Rights. The holder of any subordinate lien on the
Mortgaged Property shall have no right to terminate any Lease whether or not such Lease is subordinate to

                                                                              14

this Deed of Trust nor shall any holder of any subordinate lien join any tenant under any Lease in any action to foreclose the lien or modify, interfere with, disturb or terminate the rights of any tenant under any Lease. By recordation of this Deed of Trust all subordinate lienholders are subject to and notified of this provision, and any action taken by any such lienholder contrary to this provision shall be null and void. Unless as otherwise provided for in the Credit
Agreement, upon the occurrence, and during the continuation, of any Event of
Default, Beneficiary may, in its sole discretion and without regard to the adequacy of its security under this Deed of Trust, apply all or any part of any amounts on deposit with Beneficiary under this Deed of Trust against all or any part of the Indebtedness. Any such application shall not be construed to cure or waive any Default or Event of Default or invalidate any act taken by Beneficiary on account of such Default or Event of Default.

            24. Rights and Responsibilities of Trustee; Other Provisions
Relating to Trustee.

            Notwithstanding anything to the contrary in this Deed of Trust,
Grantor and Beneficiary agree as follows.

            (a)   Exercise of Remedies by Trustee. To the extent that this Deed of Trust or applicable law authorizes or empowers Beneficiary to exercise any remedies set forth in Section 15 hereof or otherwise, or perform any acts in connection therewith, Trustee (but not to the exclusion of Beneficiary unless so required under the law of the State) shall have the power to exercise any or all such remedies, and to perform any acts provided for in this Deed of Trust in connection therewith, all for the benefit of Beneficiary and on Beneficiary's behalf in accordance with applicable law of the State. In connection therewith,
Trustee: (a) shall not exercise, or waive the exercise of, any Beneficiary's remedies (other than any rights of Trustee to any indemnity or reimbursement), except at Beneficiary's request, and (b) shall exercise, or waive the exercise of, any or all of Beneficiary's remedies at Beneficiary's request, and in accordance with Beneficiary's directions as to the manner of such exercise or waiver. Trustee may, however, decline to follow Beneficiary's request or direction if Trustee shall be advised by counsel that the action or proceeding, or manner thereof, so directed may not lawfully be taken or waived.

            (b)   Rights and Privileges of Trustee. To the extent that this
Deed of Trust requires Grantor to reimburse Beneficiary for any expenditures
Beneficiary may incur, Trustee shall be entitled to the same rights to reimbursement of expenses as Beneficiary, subject to such limitations and conditions as would apply in the case of Beneficiary. To the extent that this
Deed of Trust negates or limits Beneficiary's liability as to any matter,
Trustee shall be entitled to the same negation or limitation of liability. To the extent that Grantor, pursuant to this Deed of Trust, appoints Beneficiary as
Grantor's attorney in fact for any purpose, Beneficiary or (when so instructed by Beneficiary) Trustee shall be entitled to act on Grantor's behalf without joinder or confirmation by the other.

            (c)   Authority of Beneficiary. If Beneficiary is a banking
corporation, state banking corporation or a national banking association and the instrument of appointment of any successor or replacement Trustee is executed on
Beneficiary's behalf by an officer of such corporation, state banking corporation or national banking association, then such appointment may be executed by any authorized officer or agent of Beneficiary and such appointment shall be

                                                                              15

conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of Beneficiary.

            (d)   Effect of Appointment of Successor Trustee. Upon the
appointment and designation of any successor, substitute or replacement Trustee,
Trustee's entire estate and title in the Mortgaged Property shall vest in the designated successor, substitute or replacement Trustee. Such successor, substitute or replacement Trustee shall thereupon succeed to and shall hold, possess and execute all the rights, powers, privileges, immunities and duties herein conferred upon Trustee. All references herein to Trustee shall be deemed to refer to Trustee (including any successor or substitute appointed and designated as herein provided) from time to time acting hereunder.

            (e)   Confirmation of Transfer and Succession. Any new Trustee
appointed pursuant to any of the provisions hereof shall, without any further act, deed or conveyance, become vested with all the estates, properties, rights, powers and trusts of his predecessor in the rights hereunder with like effect as if originally named as Trustee herein; but nevertheless, upon the written request of Beneficiary or of any successor, substitute or replacement Trustee, any former Trustee ceasing to act shall execute and deliver an instrument transferring to such successor, substitute or replacement Trustee all of the right, title, estate and interest in the Mortgaged Property of Trustee so ceasing to act, together with all the rights, powers, privileges, immunities and duties herein conferred upon Trustee, and shall duly assign, transfer and deliver all properties and moneys held by said Trustee hereunder to said successor, substitute or replacement Trustee.

            (f)   Exculpation. Trustee shall not be liable for any error of
judgment or act done by Trustee in good faith, or otherwise be responsible or accountable under any circumstances whatsoever, except for Trustee's gross negligence, willful misconduct or knowing violation of law. Trustee shall not be personally liable in case of entry by him, or anyone entering by virtue of the powers herein granted him, upon the Mortgaged Property for debts contracted or liability or damages incurred in the management or operation of the Mortgaged
Property. Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by it hereunder, believed by it in good faith to be genuine. All moneys received by
Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law). Trustee shall be under no liability for interest on any moneys received by it hereunder.

            (g)   Endorsement and Execution of Documents. Upon Beneficiary's
written request, Trustee shall, without liability or notice to Grantor, execute, consent to, or join in any instrument or agreement in connection with or necessary to effectuate the purposes of this Deed of Trust. Grantor hereby irrevocably designates Trustee as its attorney in fact to execute, acknowledge and deliver, on Grantor's behalf and in Grantor's name, all instruments or agreements necessary to implement any provision(s) of this Deed of Trust or to further perfect the lien created by this Deed of Trust on the Mortgaged
Property. This power of attorney shall be deemed to be coupled with an interest and shall survive any disability of Grantor.

                                                                              16

            (h)   Multiple Trustees. If Beneficiary appoints multiple trustees, then any Trustee, individually, may exercise all powers granted to Trustee under this instrument, without the need for action by any other Trustee(s).

            (i)   No Required Action. Trustee shall not be required to take any action under this Deed of Trust or to institute, appear in or defend any action, suit or other proceeding in connection therewith where in his opinion such action will be likely to involve him in expense or liability, unless requested so to do by a written instrument signed by Beneficiary and, if Trustee so requests, unless Trustee is tendered security and indemnity satisfactory to him against any and all costs, expense and liabilities arising therefrom. Trustee shall not be responsible for the execution, acknowledgment or validity of this
Deed of Trust, or for the proper authorization thereof, or for the sufficiency of the lien and security interest purported to be created hereby, and makes no representation in respect thereof or in respect of the rights, remedies and recourses of Beneficiary.

            (j)   Terms of Trustee's Acceptance. Trustee accepts the trust
created by this Deed of Trust upon the following terms and conditions:

                  (i) Delegation. Trustee may exercise any of its powers through appointment of attorney(s) in fact or agents.

                  (ii) Security. Trustee shall be under no obligation to take any action upon any Event of Default unless furnished security or indemnity, in form satisfactory to Trustee, against costs, expenses, and liabilities that Trustee may incur.

                  (iii) Costs and Expenses. Grantor shall reimburse Trustee, as part of the Obligations secured hereunder, for all reasonable disbursements and expenses (including reasonable legal fees and expenses) incurred by reason of or arising from an Event of Default and as provided for in this Deed of Trust, including any of the foregoing incurred in Trustee's administering and executing the trust created by this Deed of Trust and performing Trustee's duties and exercising Trustee's powers under this Deed of Trust.

            24. Notices. All notices, requests, demands and other communications hereunder shall be given in accordance with the provisions of Section 9.01 of the Credit Agreement to Grantor in care of Borrower and to Beneficiary as specified therein.

            25. No Oral Modification. This Deed of Trust may not be amended, supplemented or otherwise modified except in accordance with the provisions of
Section 9.02 of the Credit Agreement. To the extent permitted by Applicable Law, any agreement made by Grantor and Beneficiary after the date of this Deed of
Trust relating to this Deed of Trust shall be superior to the rights of the holder of any intervening or subordinate lien or encumbrance.

            26. Partial Invalidity. In the event any one or more of the provisions contained in this Deed of Trust shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but each shall be construed as if such invalid, illegal or unenforceable provision had never been included. Notwithstanding to the contrary anything contained in this Deed of
Trust or in any

                                                                              17

provisions of the Indebtedness or Loan Documents, the obligations of Grantor and of any other obligor under the Indebtedness or Loan Documents shall be subject to the limitation that Beneficiary shall not charge, take or receive, nor shall
Grantor or any other obligor be obligated to pay to Beneficiary, any amounts constituting interest in excess of the maximum rate permitted by law to be charged by Beneficiary.

            27. Grantor's Waiver of Rights. To the fullest extent permitted by law, Grantor waives the benefit of all laws now existing or that may subsequently be enacted providing for (i) any appraisement before sale of any portion of the Mortgaged Property, (ii) any extension of the time for the enforcement of the collection of the Indebtedness or the creation or extension of a period of redemption from any sale made in collecting such debt and (iii)
exemption of the Mortgaged Property from attachment, levy or sale under execution or exemption from civil process. To the full extent Grantor may do so,
Grantor agrees that Grantor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, exemption, extension or redemption, or requiring foreclosure of this Deed of Trust before exercising any other remedy granted hereunder and Grantor, for Grantor and its successors and assigns, and for any and all Persons ever claiming any interest in the Mortgaged Property, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of the secured indebtedness and marshalling in the event of foreclosure of the liens hereby created.

            28. Remedies Not Exclusive. Beneficiary shall be entitled to enforce payment of the Indebtedness and performance of the Obligations and to exercise all rights and powers under this Deed of Trust or under any of the other Loan
Documents or other agreement or any laws now or hereafter in force, notwithstanding some or all of the Indebtedness and Obligations may now or hereafter be otherwise secured, whether by mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this Deed of Trust nor its enforcement, shall prejudice or in any manner affect Beneficiary's right to realize upon or enforce any other security now or hereafter held by Beneficiary, it being agreed that Beneficiary shall be entitled to enforce this Deed of Trust and any other security now or hereafter held by Beneficiary in such order and manner as Beneficiary may determine in its absolute discretion. No remedy herein conferred upon or reserved to Beneficiary is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Loan Documents to Beneficiary or to which it may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Beneficiary. In no event shall
Beneficiary, in the exercise of the remedies provided in this Deed of Trust
(including, without limitation, in connection with the assignment of Rents to
Beneficiary, or the appointment of a receiver and the entry of such receiver on to all or any part of the Mortgaged Property), be deemed a "Beneficiary in possession," and Beneficiary shall not in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies.

            29. Multiple Security. If (a) the Premises shall consist of one or more parcels, whether or not contiguous and whether or not located in the same county, or (b) in addition to this Deed of Trust, Beneficiary shall now or hereafter hold one or more additional mortgages,

                                                                              18

liens, deeds of trust or other security (directly or indirectly) for the
Indebtedness upon other property in the State in which the Premises are located
(whether or not such property is owned by Grantor or by others) or (c) both the circumstances described in clauses (a) and (b) shall be true, then to the fullest extent permitted by law, Beneficiary may, at its election, commence or consolidate in a single foreclosure action all foreclosure proceedings against all such collateral securing the Indebtedness (including the Mortgaged
Property), which action may be brought or consolidated in the courts of any county in which any of such collateral is located. Grantor acknowledges that the right to maintain a consolidated foreclosure action is a specific inducement to
Beneficiary to extend the Indebtedness, and Grantor expressly and irrevocably waives any objections to the commencement or consolidation of the foreclosure proceedings in a single action and any objections to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have.
Grantor further agrees that if Beneficiary shall be prosecuting one or more foreclosure or other proceedings against a portion of the Mortgaged Property or against any collateral other than the Mortgaged Property, which collateral directly or indirectly secures the Indebtedness, or if Beneficiary shall have obtained a judgment of foreclosure and sale or similar judgment against such collateral, then, whether or not such proceedings are being maintained or judgments were obtained in or outside the State in which the Premises are located, Beneficiary may commence or continue foreclosure proceedings and exercise its other remedies granted in this Deed of Trust against all or any part of the Mortgaged Property and Grantor waives any objections to the commencement or continuation of a foreclosure of this Deed of Trust or exercise of any other remedies hereunder based on such other proceedings or judgments, and waives any right to seek to dismiss, stay, remove, transfer or consolidate either any action under this Deed of Trust or such other proceedings on such basis. Neither the commencement nor continuation of proceedings to foreclose this Deed of Trust nor the exercise of any other rights hereunder nor the recovery of any judgment by Beneficiary in any such proceedings shall prejudice, limit or preclude Beneficiary's right to commence or continue one or more foreclosure or other proceedings or obtain a judgment against any other collateral (either in or outside the State in which the Premises are located)
which directly or indirectly secures the Indebtedness, and Grantor expressly waives any objections to the commencement of, continuation of, or entry of a judgment in such other proceedings or exercise of any remedies in such proceedings based upon any action or judgment connected to this Deed of Trust, and Grantor also waives any right to seek to dismiss, stay, remove, transfer or consolidate either such other proceedings or any action under this Deed of Trust on such basis. It is expressly understood and agreed that to the fullest extent permitted by law, Beneficiary may, at its election, cause the sale of all collateral which is the subject of a single foreclosure action at either a single sale or at multiple sales conducted simultaneously and take such other measures as are appropriate in order to effect the agreement of the parties to dispose of and administer all collateral securing the Indebtedness (directly or indirectly) in the most economical and least time-consuming manner.

            30. Successors and Assigns. All covenants of Grantor contained in this Deed of Trust are imposed solely and exclusively for the benefit of
Beneficiary and its successors and assigns, and no other person or entity shall have standing to require compliance with such covenants or be deemed, under any circumstances, to be a beneficiary of such covenants, any or all of which may be freely waived in whole or in part by Beneficiary at any time if in its sole discretion it deems such waiver advisable. All such covenants of Grantor shall run with the land and bind Grantor, the successors and assigns of Grantor (and each of them) and all subsequent

                                                                              19

owners, encumbrancers and tenants of the Mortgaged Property, and shall inure to the benefit of Beneficiary, its successors and assigns. The word "Grantor" shall be construed as if it read "Grantors" whenever the sense of this Deed of Trust so requires and if there shall be more than one Grantor, the obligations of
Grantors shall be joint and several.

            31. No Waivers, etc. Any failure by Beneficiary to insist upon the strict performance by Grantor of any of the terms and provisions of this
Deed of Trust shall not be deemed to be a waiver of any of the terms and provisions hereof, and Beneficiary, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Grantor of any and all of the terms and provisions of this Deed of Trust to be performed by
Grantor. Beneficiary may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the security held for the obligations secured by this Deed of Trust without, as to the remainder of the security, in anywise impairing or affecting the lien of this Deed of Trust or the priority of such lien over any subordinate lien.

            32. Governing Law, etc. This Deed of Trust shall be governed by and construed in accordance with the laws of Texas, except that Grantor expressly acknowledges that by its terms the Credit Agreement and any Note shall be governed and construed in accordance with the laws of the State of New York, without regard to principles of conflict of law, and for purposes of consistency, Grantor agrees that in any in personam proceeding related to this
Deed of Trust the rights of the parties to this Deed of Trust shall also be governed by and construed in accordance with the laws of the State of New York governing contracts made and to be performed in that State, without regard to principles of conflict of law.

            33. Certain Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Deed of Trust shall be used interchangeably in singular or plural form and the word "Grantor" shall mean "each Grantor or any subsequent owner or owners of the Mortgaged Property or any part thereof or interest therein," the word
"Beneficiary" shall mean "Beneficiary or any successor agent for the Lenders,"
the word "person" shall include any individual, corporation, partnership, trust, unincorporated association, government, governmental authority, or other entity, and the words "Mortgaged Property" shall include any portion of the Mortgaged
Property or interest therein. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. The captions in this Deed of Trust are for convenience or reference only and in no way limit or amplify the provisions hereof.

            34. Local Law Provisions.

            (a)   Maximum Interest. It is expressly stipulated and agreed to be the intent of Grantor and Beneficiary at all times to comply strictly with the applicable Texas law governing the maximum rate or amount of interest payable on the Indebtedness and the Obligations (or applicable United States federal law to the extent that it permits Beneficiary to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law). If the applicable law is ever judicially interpreted so as to render usurious any amount (i)
contracted for, charged, taken, reserved or received pursuant to the
Indebtedness and the Obligations, any of

                                                                              20

the other Loan Documents or any other communication or writing by or between
Grantor and Beneficiary related to the transaction or transactions that are the subject matter of the Loan Documents, (ii) contracted for, charged or received by reason of Beneficiary's exercise of the option to accelerate the maturity of any Note and/or Indebtedness and the Obligations, or (iii) Grantor will have paid or Beneficiary or any Lender will have received by reason of any voluntary prepayment by Grantor of any Note and/or the Indebtedness or the Obligations,
then it is Grantor's and Beneficiary's express intent that all amounts charged in excess of the Maximum Lawful Rate shall be automatically canceled, ab initio, and all amounts in excess of the Maximum Lawful Rate theretofore collected by
Beneficiary shall be credited on the principal balance of the Notes and/or the
Indebtedness and the Obligations (or, if the Notes and all Indebtedness and the
Obligations have been or would thereby be paid in full, refunded to Grantor), and the provisions of the Notes and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if the
Notes have been paid in full before the end of the stated term of the Notes, then Grantor and Beneficiary agree that Beneficiary shall, with reasonable promptness after Beneficiary discovers or is advised by Grantor that interest was received in an amount in excess of the Maximum Lawful Rate, either refund such excess interest to Grantor and/or credit such excess interest against the
Notes and/or any Indebtedness or the Obligations then owing by Grantor to
Beneficiary and Lenders. All sums contracted for, charged or received by
Beneficiary for the use, forbearance or detention of any debt evidenced by the
Notes and/or the Indebtedness or the Obligations shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of the Notes and/or the Indebtedness and the
Obligations (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of the Notes and/or the Indebtedness and the Obligations does not exceed the Maximum Lawful Rate from time to time in effect and applicable to the Notes and/or the Indebtedness and the Obligations for so long as debt is outstanding. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to the
Notes and/or the Indebtedness and the Obligations. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Beneficiary to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

            As used herein, "Maximum Lawful Rate" means the maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by
Beneficiary or any Lender in accordance with the applicable laws of the State of
Texas (or applicable United States federal law to the extent that it permits
Beneficiary or such Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law). To the extent that Beneficiary is relying on Chapter 303 of the Texas Finance Code to determine the Maximum
Lawful Rate payable on the Notes and/or the Indebtedness and Obligations,
Beneficiary will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303, as amended. To the extent United States federal law permits Beneficiary or any Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law, Beneficiary or such
Lender will rely on United States federal law instead of such Chapter 303 for the purpose of determining the Maximum Lawful Rate. Additionally, to the extent permitted by

                                                                              21

applicable law now or hereafter in effect, Beneficiary may, at its option and from time to time, utilize any other method of establishing the Maximum Lawful
Rate under such Chapter 303 or under other applicable law by giving notice, if required, to Grantor as provided by applicable law now or hereafter in effect.

            (b)   ENTIRE AGREEMENT. THIS DEED OF TRUST AND THE OTHER LOAN
DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND
SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND
UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF
AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR,
CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES
HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

                                                                              22

            This Deed of Trust has been duly executed by Grantor on the date first above written.

                                     CHECKS IN THE MAIL, INC.

                                     By:/s/ Peter A. Fera Jr.
                                        ----------------------------------------
                                        Name:  Peter A. Fera Jr.
                                        Title: EVP and CFO

STATE OF NEW YORK    ss.
                     ss.
COUNTY OF NEW YORK   ss.

            The foregoing instrument was ACKNOWLEDGED before me this 30 day of
April, 2007, by Peter A. Fera Jr., the EVP and CFO of Checks in the Mail Inc.,
on behalf of said Corporation.

[S E A L]
                                        /s/ Joshua Babbit
                                        ----------------------------------------
                                        Notary Public, State of Texas

My Commission Expires:

                                        Joshua Babbit
                                        ----------------------------------------
August 7, 2010                          Printed Name of Notary Public

                                                                              23

                                   Schedule A

                          [Description of the Premises]

Real property in the County of Comal, State of Texas, described as follows:

Being a 16.475 acre tract of land out of the O. Russell Survey No. 2 and also being all of the same tract of land, as now found upon this ground, called
16.483 acres, described in Volume 709, Page 758, of the Official Public Records
of Comal County, Texas, and all bearings referred to in this description are rotated to and referenced to a bearing of N 44(degree) 05' 00" E between iron pins found along the Northwest line of Goodwin Lane, said 16.475 acre tract being more particularly described as follows:

BEGINNING at an iron pin found at the intersection of the Easterly line of the
Missouri-Pacific Railroad and the Northeasterly Right of Way line of F.M.
Highway No. 306, for the West corner of this tract, the West corner of the above referenced 16.483 acre tract;

THENCE along the Easterly line of the Missouri-Pacific Railroad, same being the
Northwesterly line of the above referenced 16.483 acre tract, N 17(degree) 45'
08" E, 1392.02 feet (record N 17(degree) 46' 40" E - 1392.77 feet in Volume 709,
Page 758) to an iron pin found for the North corner of this tract, the North corner of the above referenced 16.483 acre tract, same being the West corner of a certain tract called 4.450 acres described in Volume 263, Page 329, of the
Deed Records of Comal County, Texas;

THENCE along the Northeasterly line of the above referenced 16.483 acre tract, same being the Southwest line of said 4.450 acre tract, S 45(degree) 25' 30" E,
887.44 feet (record S 45(degree) 23' 46" E - 887.33 feet in Volume 709, Page
758) to an iron pin found on the Northwesterly line of Goodwin Lane, for the corner of this tract, the East corner of the above referenced 16.483 acre tract, same being the South corner of said 4.450 acre tract;

THENCE with the Northwest line of Goodwin Lane, S 44(degree) 05' 00" W, 1193.54 feet (record 1194.78 feet in Volume 709, Page 758) to an iron pin found and N
89(degree) 14' 16" W 70.38 feet (record N 89(degree) 39' 59" W - 70.04 feet in
Volume 709, Page 758) to an iron pin found on the Northeasterly line of F.M.
Highway No. 306, for a Southerly corner of this tract, a Southerly corner of the above referenced 16.483 acre tract;

THENCE with the Northeasterly line of F.M. Highway No. 306, N 45(degree) 26' 00"
W, 218.77 feet (record 218.65 feet in Volume 709, Page 758) to the POINT OF
BEGINNING AND CONTAINING 16.475 acre of land, more or less.